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EXHIBIT 5.02

LAW OFFICE OF GARY A. AGRON
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Telephone: (303) 770-7254
Facsimile: (303) 770-7257
gaa@attglobal.net

April     , 2006

Whitney Information Network, Inc.
1612 E. Cape Coral Parkway, Suite A
Cape Coral, Florida 33904

Re:
Registration Statement on Form S-1

Ladies and Gentlemen:

        We are counsel for Whitney Information Network, Inc., a Colorado corporation (the "Company"), in connection with its proposed public offering under the Securities Act of 1933, as amended, of up to 3,300,000 shares of its no par value common stock ("Common Stock") and 1,650,000 shares underlying common stock purchase warrants (the "Warrant Stock") to be offered by certain selling stockholders through a Registration Statement on Form S-1 ("Registration Statement") as to which this opinion is a part, to be filed with the Securities and Exchange Commission.

        In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

  (1)
  Articles of Incorporation, and amendments thereto, of the Company as filed with the Secretary of State of the state of Colorado;

  (2)
  Corporate minutes containing the written deliberations and resolutions of the Board of Directors and stockholders of the Company;

  (3)
  The Registration Statement and the Preliminary Prospectus contained within the Registration Statement;

  (4)
  The other exhibits of the Registration Statement; and

  (5)
  All relevant statutory provisions under Colorado law, all applicable Colorado Constitutional provisions and all reported judicial decisions interpreting such statutory and Constitutional provisions.

        We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

        Based upon the foregoing and in reliance thereon, it is our opinion that the Common Stock and Warrant Stock offered under the Registration Statement are duly authorized, fully paid, non-assessable and validly issued under Colorado law.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

/s/ GARY A. AGRON Gary A. Agron

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  EXHIBIT 5.02